LEASE ASSIGNMENT

           THIS LEASE ASSIGNMENT (this "Assignment") is made as of the 17th day of September, 1999, by and between JIM JOY HOLDINGS, LLC, a New Hampshire limited liability company ("Assignor"), the address of which is 17 Old Manchester Road, Candia, New Hampshire 03034, and 1216 WEST HAMMOND STREET, LLC, a New Hampshire limited liability company ("Assignee"), the address of which is 17 Old Manchester Road, Candia, New Hampshire 03034.

Recitals:

           Assignor is presently the lessee of certain real property located at 1216 West Hammond Street, Bangor, Maine, and legally described on attached Exhibit "A" (the "Property") pursuant to an unwritten lease between Assignor, as tenant, and Francis P. Rich, Jr. and June A. Rich, as landlord and the owners of the Property ("Owners").

          The Property is subleased by Assignor to NationsRent USA, Inc. ("NationsRent") pursuant to a Lease Agreement dated December 14, 1998 (the "Lease").

           Concurrently herewith, Owners are conveying fee simple title to the Property to Assignee. In addition, Assignor desires to assign its rights and delegate its obligations under the Lease to Assignee and Assignee desires to assume such rights and obligations thereunder subject to the terms hereof.

          NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

           1.     Assignment. Assignor hereby transfers, conveys, assigns and sets over to Assignee all of Assignor's right, title and interest in, to and under the Lease and represents and warrants to Assignee and to NationsRent that: (a) Assignor's execution and delivery of this Assignment has been duly authorized; (b) the person executing this Assignment on behalf of Assignor is fully authorized to execute it; and (c) to the best of Assignor's actual knowledge, there are no defaults by Assignor under the Lease.

           2.     Acceptance and Agreement. Assignee expressly accepts the assignment to it of Assignor's right, title and interest in and to the Lease and assumes and agrees to be bound by the Lease and to keep, perform and fulfill each and all of the covenants, agreements, terms, provisions, conditions and obligations required to be kept, performed and fulfilled by Assignor under the Lease, as the same become due. Assignee hereby represents and warrants to Assignor and NationsRent that: (a) Assignee's execution and delivery of this Assignment has been duly authorized; and (b) the person executing this Assignment on behalf of Assignee is fully authorized to execute it.

           3.     Notice to NationsRent. Upon execution of this Assignment by Assignor and Assignee, Assignee shall promptly provide an original of this Assignment to NationsRent and NationsRent shall be entitled to continue to make all payments required under the Lease to Assignor until receipt of such Assignment.

           4.     Entire Agreement. This Assignment sets forth all of the covenants, agreements, conditions, provisions and understandings between Assignor and Assignee with respect to the assignment of the Lease. No alteration, amendment, change or addition to this Sublease Assignment shall be binding upon Assignor or Assignee unless reduced to writing and signed by each party.

           5.      Successors and Assigns. This conditions, covenants and agreement contained in this Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

           6.     Mutual Indemnities. Assignor shall indemnify, defend and hold Assignee harmless from and against any and all liabilities, claims and demands arising under the Lease up to the date hereof (including liabilities, claims and demands arising prior to the date but ripen thereafter). Assignee shall indemnify, defend and hold Assignor harmless from and against any and all liabilities, claims and demands arising under the Lease from and after the date hereof.

          IN WITNESS WHEREOF, the parties have executed this Sublease Assignment as of the date and year first set forth above.

Witnesses: __________________________________ Print Name: Diana J. Kelleher __________________________________ Print Name: Amy E. Fitzgerald	ASSIGNOR JIM JOY HOLDINGS, LLC, a New Hampshire limited liability company By:__________________________________ Frank P. Rich, Jr., Managing Member

Witnesses: __________________________________ Print Name: Diana J. Kelleher __________________________________ Print Name: Amy E. Fitzgerald	ASSIGNEE 1216 WEST HAMMOND STREET, LLC, a New Hampshire limited liability company By:__________________________________ Frank P. Rich, Jr., Managing Member

ACKNOWLEDGEMENTS

STATE OF NEW HAMPSHIRE COUNTY OF ROCKINGHAM	) ) ) ss:

          The foregoing instrument was acknowledged before me this 17th day of September, 1999 by Frank P. Rich, Jr., the Managing Member of JIM JOY HOLDINGS, LLC, a New Hampshire limited liability company, on behalf of the limited liability company. He is personally known to me or has produced _________________ (type of identification) as identification.

____________________________________________ NOTARY PUBLIC STATE OF NEW HAMPSHIRE Kevin Cate (Print, Type or Stamp Commissioned Name of Notary Public)

STATE OF NEW HAMPSHIRE COUNTY OF ROCKINGHAM	) ) ) ss:

           The foregoing instrument was acknowledged before me this 17th day of September, 1999 by Frank P. Rich, Jr., the Managing Member of 1216 WEST HAMMOND STREET, LLC, a New Hampshire limited liability company, on behalf of the limited liability company. He is personally known to me or has produced _________________ (type of identification) as identification.

____________________________________________ NOTARY PUBLIC STATE OF NEW HAMPSHIRE Kevin Cate (Print, Type or Stamp Commissioned Name of Notary Public)